NEWS RELEASE
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          FOR IMMEDIATE RELEASE
          ---------------------
          OCTOBER 5, 2000


                                                                 Contact BOWLIN:
                                                     Michael L. Bowlin, Chairman
                                                                  (505) 266-5985
                                                  Rudy R. Miller, Chairman & CEO
                                                                The Miller Group
                                              Investor Relations for the Company
                                                                  (602) 225-0504


            BOWLIN OUTDOOR ADVERTISING & TRAVEL CENTERS INCORPORATED
        CONTINUES SEPARATION OF TRAVEL CETNERS BUSINESS AND FILES FORM 10
                    WITH SECURITIES AND EXCHANGE COMMISSION

ALBUQUERQUE, NEW MEXICO, OCTOBER 5, 2000 -- Michael L. Bowlin, Chairman, President and Chief Executive Officer of BOWLIN Outdoor Advertising & Travel Centers Incorporated (AMEX: BWN), announced today that it is proceeding with its separation of its travel centers business from its outdoor advertising business. As previously announced, the Company has entered into an Agreement and Plan of Merger with Lamar Advertising Company for the acquisition of the Company's outdoor advertising business.

The Company's travel center business will be contributed to Bowlin Travel Centers, Inc., a newly formed subsidiary. Bowlin Travel Centers, Inc. has filed a Form 10 to register as an independent reporting company under the Securities and Exchange Act of 1934. Immediately prior to the closing of the merger with Lamar Advertising Company, it is anticipated that the stock of Bowlin Travel Centers, Inc. will be distributed to the shareholders of the Company.

BOWLIN Outdoor Advertising & Travel Centers Incorporated, as a regional leader in non-metro markets for outdoor advertising displays, provides a full range of service that includes sales, design, production and installation. The Company also operates travel centers strategically located on major interstate highways that utilize co-branding agreements with national companies. The Company's current operations are located in the Southwestern United States.

     CERTAIN STATEMENTS CONTAINED HEREIN WITH RESPECT TO FACTORS WHICH MAY AFFECT FUTURE EARNINGS, INCLUDING MANAGEMENT'S BELIEFS AND ASSUMPTIONS BASED ON INFORMATION CURRENTLY AVAILABLE, ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS THAT ARE NOT HISTORICAL FACTS INVOLVE RISKS AND UNCERTAINTIES, AND RESULTS COULD VARY MATERIALLY FROM THE DESCRIPTIONS CONTAINED HEREIN. FOR MORE DETAILS ON RISK FACTORS, SEE THE COMPANY'S ANNUAL REPORTS ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.